Exhibit 17.1

RESIGNATION

I, Marshall Freeman, do hereby resign my position as president, secretary, treasurer and director of Delta Entertainment Group, Inc. effective as of April 19th 2011.

/s/ Marshall Freeman                                                                      Date:  April 19th 2011

Marshall Freeman